SRS ENGINEERING CORPORATION
25843 Jefferson Ave.
Murrieta, Ca. 92562-6961
www.srsengineering.com
www.srsbiodiesel.com

Purchase Order

Date	P.O. No.
12/11/2008	8-2067

Vendor

Cavitation Technologies, Inc.
10019 Canoga Ave.
Chatsworth, Ca. 91311

Ship To

SRS Engineering Corporation
25843 Jefferson Ave.
Murrieta, Ca. 92562-6961

P.O. Author	Terms	Account #	Expected	Ship Via	FOB	Vendor Quote #	Authorized by
Christina Martin	Net 30		12/11/2008	BEST		Shonnon Email	George Hawranik

Item	Description	Qty	Rate	Customer Jo...	Tag#	Amount
Materials	Transesterification Reactor - Bioforce 9000 - 10MMGPY - 460 , 3 phase Class I div 2 installation - Purge panel included - HMI Terminal - Base mounted, complete assembled - Includes all controls, metering , monitoring etc.. - Ethernet Connectivity Total Price .....$130,000 Terms...20% with PO Balance on delivery	1	130000.00	8-106 Process ...		130,000.00

Total $130,000.00

Phone #	Fax #	E-mail	Web Site
951-526-2239	951-526-2441	christinam@srsengineering.com	www.srsengineering.com